UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 13, 2020
Date of Report (date of earliest event reported)
CROSSFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Kansas	001-39028	26-3212879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway, Leawood Kansas
(Address of Principal Executive Offices)
66211
(Zip Code)
(913) 312-6822
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, the Board of Directors (the “Board”) of CrossFirst Bankshares, Inc., a Kansas corporation (the “Company”) and the holding company for CrossFirst Bank (the “Bank”), appointed Michael J. Maddox to serve as the Company’s President and Chief Executive Officer, effective June 1, 2020 (the “Transition Date”). Mr. Maddox will succeed George F. Jones, Jr., who is transitioning his position as President and Chief Executive Officer by mutual agreement with the Board, effective as of the Transition Date. In connection with the planned succession, Mr. Jones will resume his role as Vice Chairman and he will continue to focus on the ongoing development of the Company’s Dallas market. Mr. Jones will also continue to serve on the Board, through his current term which expires in 2021.

The Board determined to appoint Mr. Maddox to succeed Mr. Jones following the conclusion of a planned succession process. The Board undertook a nationwide search to identify the Company’s next President and Chief Executive Officer, which included consideration of Mr. Maddox as well as external candidates. In connection with Mr. Maddox’s appointment, the Company and Mr. Maddox are currently negotiating the terms of his compensation as President and Chief Executive Officer, which are expected to be set forth in an agreement that will supersede Mr. Maddox’s current employment agreement. Mr. Maddox will also continue to serve as Chief Executive Officer and President of the Bank until his successor is named.

There are no arrangements or understandings between Mr. Maddox and any other person pursuant to which he was appointed as President and Chief Executive Officer of the Company, and there is no family relationship between Mr. Maddox and any of the Company’s other directors or executive officers. Mr. Maddox is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K, except as set forth in the Company's definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 31, 2020.

Biographical Information for Mr. Maddox

Mr. Maddox, age 50 has held the role President and Chief Executive Officer of the Bank since November 28, 2008. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed the bank’s operations in Northeast Kansas. Mr. Maddox has over 20 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a Business degree in 1991 and a Law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox completed the Graduate School of Banking at the University of Wisconsin - Madison in 2003. Mr. Maddox is an Executive Committee member for Johnson County Economic Development and a Board member for the Civic Council of Kansas City and serves on the University of Kansas Dean’s Advisory Board. He also serves on the Company's Board and the board of the Bank.

Arrangements with Mr. Jones

The Company is working on an amendment to Mr. Jones’ current Employment Agreement, to reflect the change in title and responsibilities.

Item 7.01 Regulation FD Disclosure.

On May 18, 2020, the Company issued a press release announcing the events described in Item 5.02 on this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and the exhibit furnished therewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2020	CROSSFIRST BANKSHARES, INC.

		By:	/s/ David L. O'Toole
David L. O'Toole Chief Financial Officer
Chief Financial Officer